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                                                                   Exhibit 23.3



                                 (304) 340-1390


                                  July 23, 2002



Virginia Electric and Power Company
One James River Plaza
701 East Cary Street
Richmond, Virginia 23219

            Re:   Form S-3 Registration Statement

Gentlemen:

     We consent to the incorporation by reference into the Registration Statement of Virginia Electric and Power Company on Form S-3, File No.________ , of the statements included therein in regard to our Firm that are governed by the laws of the State of West Virginia and that relate to title to properties.




                                                   Very truly yours,


                                                   /s/ Jackson & Kelly PLLC
                                                   JACKSON & KELLY PLLC